Exhibit 10.3

SEMILEDS CORPORATION

AMENDMENT NO. 1 TO PURCHASE AGREEMENT

This Amendment No. 1 to Purchase Agreement (this “Amendment”) is hereby entered into, as of August 23, 2016, by and among SemiLEDs Corporation, a Delaware corporation (the “Company”), PETER CHIOU, an individual (the “Assignor”), and WELL THRIVE LIMITED, a Samoa international company (the “Assignee” and together with the Assignor, the “Counterparties”).

WHEREAS:

A. The Company and the Assignor have previously entered into the Purchase Agreement dated as of June 28, 2016 and effective July 6, 2016 (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein have the meaning ascribed in the Purchase Agreement;

B. The Counterparties entered into an Assignment and Assumption of Purchase Agreement (the “Assignment”) as of August 4, 2016 pursuant to which Assignor assigned to Assignee all of Assignor’s right, title and interest in, to and under the Purchase Agreement and all deposits delivered by Assignor thereunder, and Assignee accepted such assignment, assumed all of Assignor’s obligations under the Purchase Agreement, agreed to be bound by all of the provisions thereof and to timely perform all of the obligations of the purchaser thereunder;

C. The Company and the Counterparties wish to amend the Purchase Agreement as set forth herein; and
D. The undersigned consist of all of the parties necessary to amend the Purchase Agreement, pursuant to Section 6.11 thereof.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

1. Amendment to Purchase Agreement. Section 4.2 of the Purchase Agreement shall be amended and restated to read in its entirety as follows:

“4.2Exchange Cap Stockholder Vote.  The Company covenants that it will include a proposal in its proxy materials for its annual meeting of stockholders to be held in 2017 recommending that the stockholders vote to approve the issuance of Common Stock in excess of the Exchange Cap to allow for the conversion of the Note into Common Stock (the “Exchange Cap Proposal”).  The 577,000 Shares of Common Stock issued pursuant to Section 1.1 of this Purchase Agreement shall not be entitled to vote on the Exchange Cap Proposal.”

2. Full Force and Effect. Except as otherwise provided in Section 1 hereof, the terms and conditions of the Purchase Agreement, as modified by the Assignment shall remain in full force and effect.
3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4. Governing Law.  This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Purchase Agreement as of the date first above written.

COMPANY:

SEMILEDS CORPORATION

By: /s/ Trung Doan
Trung Doan, Chairman & CEO

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Purchase Agreement as of the date first above written.

ASSIGNOR

PETER CHIOU,
an individual

By:	/s/ PETER CHIOU
Date:	August 22, 2016

ASSIGNEE

WELL THRIVE LIMITED,
a Samoa international company

By:	/s/ Sheng-Chun Chang
Name:	Sheng-Chun Chang
Its:	Director
Date:	August 22, 2016